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                                                                       EXHIBIT 5

                         AMENDMENT TO HOLDERS AGREEMENT


     This Amendment to Holders Agreement, dated as of December 30, 1994 (this "Amendment"), is entered into by and among (1) TRACOR, INC., a Delaware corporation ("Tracor"), (ii) THE CARLYLE PARTNERS LEVERAGED CAPITAL FUND I, L.P. ("Carlyle Fund"), a Delaware limited partnership of which The Carlyle Group, L.P. ("Carlyle Group") is the sole general partner, (iii) HANCOCK VENTURE PARTNERS III L.P., a Delaware limited partnership of which Back Bay Partners V L.P. is a general partner ("Hancock"), (iv) BANKAMERICA CAPITAL CORPORATION, a Delaware corporation ("BACC"), (v) THE UNION LABOR LIFE INSURANCE CO. ("Union"),
(vi) THE CARLYLE GROUP INVESTMENT HOLDINGS II, L.L.C., a Delaware limited liability company ("Carlyle Holdings"), and (vii) BRINSON TRUST COMPANY AS TRUSTEE OF THE INSTITUTIONAL VENTURE CAPITAL FUND, II ("Brinson") (Carlyle Fund, Hancock, BACC, Union, Carlyle Holdings and Brinson being referred to collectively herein as the "Holders") and joined in by Carlyle Group solely in the capacity as the representative of the Holders (the "Holder Representative").

     WHEREAS, Tracor and its wholly-owned subsidiary, Tracor Newco, Inc. ("Newco") have entered into an Agreement and Plan of Merger dated October 12, 1994, as amended (the "Merger Agreement"), pursuant to which Tracor acquired GDE Holdings, Inc. ("GDE") through the merger (the "Merger") of Newco into GDE on November 17, 1994 (the "Closing Date").

     WHEREAS, the Holders, as former holders of equity interests in GDE, received on the Closing Date, among other things, shares ("Shares") of the common stock, par value $.01 per share, of Tracor (the "Tracor Common Stock"), and senior subordinated promissory notes maturing 2001 of Tracor (the "Tracor Notes") pursuant to the terms of the Merger Agreement.

     WHEREAS, as a condition precedent to the consummation of the Merger and the other transactions contemplated by the Merger Agreement the parties entered into a Holders Agreement, dated November 17, 1994 (the "Original Holders Agreement"), which provides for, among other things, certain provisions relating to the nomination by the Holder Representative of up to two members of the Board of Directors of Tracor, conditioned upon the holding
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by the Holders of specified numbers of Shares and Share Equivalents (as therein defined).

     WHEREAS, the Original Holders Agreement was amended, subject to the approval of the Board of Directors of Tracor, by a letter agreement between Tracor and the Holder Representative, dated November 17, 1994 (the "Letter Amendment"), to provide for the nomination of one member of the Board of Directors of Tracor by the Holder Representative, provided that the Holders hold in the aggregate 800,000 or more Shares (as adjusted), and provided further that any such nominee shall be reasonably satisfactory to the Board of Tracor.

     WHEREAS, the Letter Amendment required Tracor to support and use its best efforts to submit the proposal contained in the Letter Amendment to the Board of Tracor at its next regular meeting.

     WHEREAS, the proposal contained in the Letter Amendment was submitted to and approved by the Board of Directors of Tracor at its regular meeting held on December 15, 1994.

     WHEREAS, the parties hereto desire to amend and restate Paragraph 3 of the Original Holders Agreement, as modified by the Letter Amendment, pertaining to nomination by the Holder Representative of a director of Tracor.

     WHEREAS, one or more Holders may distribute some or all of the Shares received by them to their partners, affiliates, beneficiaries or to designees of such persons, in which case any such distributee of a Holder shall be treated for all purposes as a Holder hereunder, and shall hold such Shares subject to the Original Holders Agreement, as amended by this Amendment.

     NOW, THEREFORE, the parties agree as follows:

     1.   Amendment of the Original Holders Agreement.  Effective  as  of  the
          -------------------------------------------
date hereof, paragraph 3 of the Original Holders Agreement is hereby amended to read in its entirety as follows:

          3.   Nomination and Election of Directors.
               ------------------------------------
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               a.   Tracor agrees to use its best efforts to assure that one
                    person designated in writing by the Holder Representative and reasonably acceptable to the Board of Directors of Tracor is nominated to serve on the Board of Directors at each annual meeting of the stockholders or special meeting of the stockholders of Tracor held for the purpose of electing directors, subject to the following conditions and limitations:

                    (i) at all times hereafter that the Holders hold in the aggregate 800,000 or more Shares (as adjusted for splits, reclassifications, recapitalizations, subdivisions, or other similar changes in the Tracor Common Stock occurring after November 17, 1994 (the "Closing Date") at the time the record date is set for any annual meeting of stockholders or special meeting of stockholders of Tracor held for the purpose of electing directors, the Holder Representative shall be entitled to designate in writing to Tracor the name of one person to be nominated to the Board of Directors of Tracor.

                    (ii) If the aggregate number of Shares held by Holders at any time is less than 800,000 (as adjusted for splits, reclassifications, recapitalizations, subdivisions or other similar changes in the Tracor Common Stock occurring after the Closing Date), all rights granted to the Holder Representative in this Agreement to designate persons to serve on the Board of Directors of Tracor shall immediately cease, and cannot be reinstated.

                    (iii) Pending the initial election or appointment to the Board of Directors of Tracor of a person or
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                         persons designated by the Holder Representative in
                         accordance with this Section 3(a), Tracor shall permit one person designated by the Holder Representative to attend, receive timely notice of and make comments at all meetings of the Board of Directors.

               b. Tracor agrees that at the first annual meeting of stockholders held following the date hereof. Tracor shall make, and shall use its best efforts to obtain stockholder approval of, a proposal to increase the numbers of members serving on the Board of Directors up to seven. At such annual meeting of stockholders and at each annual meeting of stockholders or special meeting of stockholders thereafter held for the purpose of electing directors of Tracor, Tracor shall use its best efforts to nominate and secure the election of the person designated in writing by the Holder Representative pursuant to Section 3(a) above. In no event shall the Holders, acting through the Holder Representative or otherwise, be entitled to more than one designee elected to the Board of Directors of Tracor.

               c. The Holders hereby acknowledge their appointment or designation of Carlyle Group as their representative for the purpose of this Agreement and the corporate affairs and other matters contemplated hereby (the "Holder Representative") and acknowledge and agree that the Holder Representative shall be authorized to take all such actions on behalf of Holders as may be expressed herein or contemplated hereby.

               d. If any vacancy occurs in the Board of Directors of Tracor because of the death, disability, resignation, retirement, or
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                    removal of the director nominated by the Holder
                    Representative, the Holder Representative shall nominate a successor, and Tracor shall use its best efforts to cause such successor designee to be appointed to fill the vacancy at the earliest practicable date.

     2.   Consent to Amendment of Westmark Agreement.  The Holders holding at
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least 66.66% of the shares of Tracor Common Stock held in the aggregate by all
Holders hereby consent to the amendment of the Westmark/Tracor Holders Agreement, dated as of October 12, 1994, between Tracor and Westmark Systems, Inc., to provide for the matters discussed in paragraph 3 of the Original Holders Agreement, as amended by this Amendment.

     3.   Successors and Assigns.  Except as otherwise expressly provided
          ----------------------
herein, this Amendment shall be binding upon and inure to the benefit of Tracor, its successors and assigns, and the Holders and their successors and assigns; provided, however, that no party shall be deemed a Holder hereunder or under the Original Holders Agreement after it ceases to own any of the Shares.

     4.   Severability.  If any provision of this Amendment shall be invalid or
          ------------
unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Amendment, and this Amendment shall be carried out as if any such invalid or unenforceable provision were not contained herein.

     5.   Further Actions.  Each party hereto shall cooperate and shall take
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such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Amendment.

     6.   Counterparts.  This Amendment may be executed in counterparts, all of
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which taken together shall be deemed one original.

     7.   Governing Law.  This Amendment shall be deemed to be a contract under
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the laws of the State of Delaware and for all purposes shall be construed and enforced in accordance with the
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internal laws of said state without regard to the principles of conflicts of law.

     8.   Term.  This Amendment shall expire on November 17, 2004.
          ----

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                           TRACOR, INC.


                                           By:    __________________________

                                           Name:  __________________________

                                           Title: __________________________


                                           THE CARLYLE PARTNERS LEVERAGED
                                           CAPITAL FUND 1, L.P.

                                           By:  The Carlyle Group, L.P., its
                                                General Partner

                                           By:  TWC Corporation, its General
                                                Partner


                                           By:    __________________________

                                           Name:  __________________________

                                           Title: __________________________


                                           THE UNION LABOR LIFE INSURANCE CO.

                                           By:    __________________________

                                           Name:  __________________________

                                           Title: __________________________
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                                           THE CARLYLE GROUP, L.P.,
                                           a Delaware limited partnership

                                           By:  TWC Corporation, its General
                                           Partner


                                           By:    --------------------------

                                           Name:  --------------------------

                                           Title: --------------------------


                                           BANKAMERICA CAPITAL CORPORATION
                                           650 Town Center Drive, 17th Floor
                                           Costa Mesa, California 92626


                                           By:    --------------------------

                                           Name:  --------------------------

                                           Title: --------------------------


                                           HANCOCK VENTURE PARTNERS III L.P.
                                           One Financial Center, 44th Floor
                                           Boston, Massachusetts 02117

                                           By:  Its General Partner


                                           By:    --------------------------

                                           Name:  --------------------------

                                           Title: --------------------------


                                           BACK BAY PARTNERS V L.P.
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                                           By:   One of Its General Partners


                                           By:    __________________________

                                           Name:  __________________________

                                           Title: __________________________


                                           BRINSON TRUST COMPANY AS TRUSTEE
                                           OF THE INSTITUTIONAL VENTURE
                                           CAPITAL FUND, II



                                           By:    _________________________

                                           Name:  _________________________

                                           Title: _________________________


                                           THE CARLYLE GROUP INVESTMENT
                                           HOLDINGS II, L.L.C.


                                           By:    __________________________

                                           Name:  __________________________

                                           Title: __________________________